UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 24, 2026

NUVVE HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40296	86-1617000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2488 Historic Decatur Road, Ste 230	San Diego,	California	92106
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 456-5161

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	NVVE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, on March 5, 2026, Nuvve Holding Corp. (the “Company”) entered into a Cooperation Agreement, Managerial Services Agreement and Aggregation Service Agreement, each dated March 6, 2026 (collectively, the “Omnia Venture Agreements”), and each by and among the Company, Oelion AB and OMNIA Group Holdings AG (“Omnia”), pursuant to which, among other things, the Company agreed to issue to Omnia shares of newly designated Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) and stated value of $1,000 per share (the “Stated Value”), subject to receipt of stockholder approval of such issuances and the accomplishment of various contractual and operational milestones. As previously disclosed, the Company’s stockholders approved the issuance of shares pursuant to the Omnia Venture Agreements at a special meeting of stockholders held on June 23, 2026.

On June 24, 2026, the Company field a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of Delaware. The Certificate of Designation designates 150,000 shares of the Company’s authorized preferred stock, par value $0.0001 per share, as Series B Preferred Stock and sets forth the preferences, rights and limitations of the Series B Preferred Stock. The Certificate of Designation became effective upon filing.

Conversion. At any time and from time to time, a holder of shares of Series B Preferred Stock may, at its option, convert shares of Series B Preferred Stock into a number of shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), as is determined by (i) multiplying (x) the number of shares of Series B Preferred Stock to be converted by (y) the Stated Value thereof, and then (ii) dividing the result by the conversion price of $1.25 per share (the “Conversion Price”), subject to certain conditions. The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications, stock combinations and the like.

Dividends. Holders of the Series B Preferred Stock are not entitled to any dividends on shares of Series B Preferred Stock.

Voting. Except as otherwise required by law, the Series B Preferred Stock shall have no voting rights.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of Series B Preferred Stock will be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value of each share of Series B Preferred Stock, plus any other fees or liquidated damages then due and owing thereon, before any distribution or payment shall be made to the holders of any securities junior to the Series B Preferred Stock.

Ranking. The Series B Preferred Stock rank senior to the Common Stock and Common Stock equivalents (other than securities which are explicitly senior or pari passu to the Series B Preferred Stock), on parity with any class or series of preferred stock of the Company created after the effectiveness of the Certificate of Designation and specifically ranking on parity with the Series B Preferred Stock, and junior to the Series A Convertible Preferred Stock of the Company, par value $0.0001 per share, and any other class or series of preferred stock or other capital stock of the Company created after the effectiveness of the Certificate of Designation and specifically ranking senior to the Series B Preferred Stock as to payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company.

The foregoing description of the terms of the Certificate of Designation is not intended to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2026

NUVVE HOLDING CORP.

By:	/s/ Gregory Poilasne
Gregory Poilasne
Chief Executive Officer